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                              Chapman and Cutler
                            111 West Monroe Street
                            Chicago, Illinois 60603

                               October 10, 1997

Ranson Managed Portfolios
1 North Main
Minot, North Dakota  58703

Re:  Ranson Managed Portfolios

     Gentlemen:

     This opinion is being furnished in connection with the registration of shares of beneficial interest ("Shares") of the Illinois Municipal Fund (the "Fund"), a series of the Ranson Managed Portfolios ("Ranson"), a Massachusetts business trust, pursuant to an amendment to the Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933, as amended, to be filed by Ranson with the Securities and Exchange Commission.

     In connection therewith, we have examined such documents, corporate records, instruments and matters of law as we have deemed necessary or appropriate for the purpose of rendering the opinions expressed herein, and are familiar with the corporate proceedings taken by Ranson in connection with the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     Based upon and subject to the foregoing, after having given due regard to such issues of law as we deem relevant and assuming that:

     1. the Registration Statement remains effective, and the Prospectus which is a part thereof and your Prospectus delivery procedures with respect thereto fulfill all the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 throughout all periods relevant to this opinion;

     2. all offers and issuance of Shares of the Fund registered under the Registration Statement are conducted in a manner complying with the terms of the Registration Statement; and

     3. all offers and issuance of Shares of the Fund registered under the Registration Statement are conducted in compliance with the securities laws of the states having jurisdiction thereof;

     We are of the opinion that the Shares of the Fund covered by the Registration Statement will be, when issued, legally and validly issued, fully paid and non-assessable (except for the potential liability of shareholders described in the Fund's prospectus under the caption "Description of Shares and Rights").

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement relating to the Shares referred to above, to the use of our name and to the reference to our firm and said Registration Statement.


                                     Respectfully submitted,



                                     /s/  Chapman and Cutler